As filed with the Securities and Exchange Commission on August 7, 1998
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                           IRON MOUNTAIN INCORPORATED
               (Exact name of issuer as specified in its charter)

                               Delaware 04-3107342
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)


                745 Atlantic Avenue, Boston, Massachusetts 02111
                                 (617) 357-4455
           (Address of Principal Executive Offices including zip code)
                                  -------------

              Iron Mountain Incorporated 1995 Stock Incentive Plan
                            (Full titles of the plan)
                                  ------------

                                C. Richard Reese
                            Chairman of The Board of
                      Directors and Chief Executive Officer
                           Iron Mountain Incorporated
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 357-4455
            (Name, address and telephone number of agent for service)
                                  -------------

                                    Copy to:
                             William J. Curry, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                                ----------------

 If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration
                                   Statement.

 The prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, which is being provided to participants in the 1995
      Stock Incentive Plan in conjunction with this Registration Statement also relates to the shares registered under the Registration Statement on Form S-8 dated April 9, 1997 (File No. 333-24803 and the Registration Statement on Form S-8 dated August 8,
            1998 (File No. 333-33191) of Iron Mountain Incorporated.

                                                  ---------------

                                          CALCULATION OF REGISTRATION FEE


                                                        Proposed            Proposed Maximum
  Title of Securities         Amount to be          Maximum Offering            Aggregate               Amount of
   to be Registered            Registered          Price Per Share(1)       Offering Price(1)        Registration Fee
   ----------------            ----------          ------------------       -----------------        ----------------
Common Stock, par
value $.01 per share             900,000                $27.875                $25,087,500              $7,400.81


(1) With respect to the additional 900,000 shares issuable under the 1995 Stock Incentive Plan, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market ("Nasdaq") on August 5, 1998. 944,903 shares issuable under the 1995 Stock Incentive Plan were registered under the Registrant's Registration Statement on Form S-8 (File No. 333-24803), filed with Securities and Exchange
         Commission (the "Commission") on April 9, 1997 and a filing fee of $4,425.28 was paid on such date with respect to such shares. An additional 400,000 shares issuable under the 1995 Stock Incentive Plan were registered under the Registrant's Registration Statement on Form S-8 (File No. 333-33191), filed with the Commission on August 8, 1997 and a filing fee of $3,803.03 was paid on such date with respect to such shares.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Insofar as additional securities are being registered of the same class as other securities for which a registration statement filed on this form relating to an employee benefit plan is effective, in accordance with General Instruction E to the Registration Statement on Form S-8, Iron Mountain Incorporated (the "Company") hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8 dated April 9, 1997 (File No. 333-24803) and the Company's Registration Statement on Form S-8 dated August 8, 1998 (File No. 333- 33191) and omits the information required by Part II from this Registration Statement, other than Item 3 and Item 8, below, which have been updated.

Item 3.  Incorporation of Documents by Reference.

         The Company previously registered under the Securities Act an aggregate of 944,903 shares of Common Stock offered pursuant to the 1995 Stock Incentive Plan pursuant to a Registration Statement on Form S-8 (File No. 333-24803) filed with the Commission on April 9, 1997, and 400,000 shares of Common Stock offered pursuant to the 1995 Stock Incentive Plan pursuant to a Registration Statement on Form S-8 (File No. 333-33191) filed with the Commission on August 8, 1998, both of which are incorporated in this Registration Statement by reference.

         The following additional documents, which have been filed by the Company with the Commission, are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

         (a) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (c)      The  Company's  Current  Report on Form 8-K dated  August  7,
                  1998;

         (d)      The Company's Current Report on Form 8-K dated July 10, 1998;

         (e)      The Company's Current Report on Form 8-K dated April 21, 1998;

         (f)      The Company's Current Report on Form 8-K dated April 7, 1998;

         (g)      The Company's Current Report on Form 8-K dated March 30, 1998;

         (h)      The Company's Current Report on Form 8-K dated March 9, 1998;

         (i)      The Company's  Current  Report on Form 8-K dated  February 18,
                  1998;

         (j)      The  Company's  Current  Report on Form 8-K dated  January  6,
                  1998; and

         (k) The description of the Common Stock contained in the Company's registration statement on Form 8-A dated January 18, 1996 (File No. 0-27584), including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.
                                  EXHIBIT INDEX

    Exhibit No.   Description

         5        Opinion of Sullivan & Worcester LLP.*

         23.1 Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5).

         23.2     Consent of Arthur Andersen LLP.*

         23.3     Consent of Carbis Walker & Associates, LLP.*

         24       Power  of  Attorney   (included  in  signature  page  of  this
                  Registration Statement).

*Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 7th day of August, 1998.

                                   IRON MOUNTAIN INCORPORATED



                                   By: /s/ C. Richard Reese
                                       C. Richard Reese
                                       Chairman of the Board,
                                       Chief Executive Officer and Director

         The undersigned Officers and Directors of the Company hereby severally constitute C. Richard Reese, John F. Kenny, Jr. and David S. Wendell, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any amendments to this Registration Statement on Form S-8 (including any post-effective amendments hereto) and to file the same, with Exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities indicated on the 7th day of August, 1998.


        Signatures                           Title


        /s/ C. Richard Reese
        C. Richard Reese                Chairman, Chief
                                        Executive Officer and Director


        /s/ David S. Wendell
        David S. Wendell                President, Chief Operating Officer and
                                        Director


        /s/ John F. Kenny, Jr.
        John F. Kenny, Jr.              Executive Vice President and
                                        Chief Financial Officer


        /s/ Eugene B. Doggett
        Eugene B. Doggett               Director

        /s/ Constantin R. Boden
        Constantin R. Boden             Director



        /s/ Arthur D. Little
        Arthur D. Little                Director



        /s/ Vincent J. Ryan
        Vincent J. Ryan                 Director



        /s/ B. Thomas Golisano
        B. Thomas Golisano              Director



        /s/ Kent P. Dauten
        Kent P. Dauten                  Director



        /s/ Clarke H. Bailey
        Clarke H. Bailey                Director



        /s/ Jean A. Bua
        Jean A. Bua                     Vice President and Corporate
                                        Controller